SECURITIES PURCHASE AGREEMENT
THIS SECURITIES PURCHASE AGREEMENT, dated as of November 23, 1999
(this "Agreement"), is entered into by and between LMKI INC., a Nevada corporation (the "Company"), and Mesora Investors LLC, a Delaware limited liability company.
W I T N E S S E T H:
WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemptions from registration provided by Regulation D ("Regulation D") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and/or Section 4(2) of the Securities Act; and
WHEREAS, the Purchaser wishes to purchase, and the Company wishes to issue and sell, upon the terms and conditions of this Agreement for an aggregate purchase price of two million five hundred thousand dollars ($2,500,000), (i) two thousand five hundred (2,500) shares (the "Initial Shares") of the Company's 6% Convertible Series A Preferred Stock, stated value one thousand dollars ($1,000) per share, par value $.001 per share (the "Preferred Stock") which shall be governed by the Certificate of Designations attached hereto as Exhibit A (the "Certificate of Designations") and (ii) warrants ("Stock Purchase Warrants") to purchase two hundred fifty thousand (250,000) shares (the "Initial Warrants") of the Company's common stock, par value $.001 per share (the "Common Stock"); and WHEREAS, the Series A Preferred Stock shall be convertible into shares of the Company's Common Stock on the terms set forth in the Certificate of Designations, and the Stock Purchase Warrants (which shall be in substantially the form attached as Exhibit B) may be exercised for the purchase of Common Stock, on the terms set forth therein; and WHEREAS, the Purchaser wishes to purchase, and the Company wishes to issue and sell, upon the terms and subject to the conditions of this Agreement for an aggregate purchase price of one hundred dollars ($100), a warrant (the "Conditional Warrant"), to purchase for an aggregate purchase price of up to two million five hundred thousand dollars ($2,500,000) up to an additional two thousand five hundred (2,500) shares of Series A Preferred Stock ("Additional Shares"), and Stock Purchase Warrants to purchase up to an additional two hundred fifty thousand (250,000) shares of Common Stock ("Additional Warrants"), which Conditional Warrant shall be in substantially the form attached as Exhibit C.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.	AGREEMENT TO PURCHASE; PURCHASE PRICE
Purchase of Initial Shares and Warrants.  Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser, the Initial Shares and the Initial Warrants for an
aggregate purchase price of two million five hundred thousand dollars
($2,500,000) which shall be payable on the Initial Closing Date (as defined herein) in immediately available funds.
Purchase of Conditional Warrant.  Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser, the Conditional Warrant for a purchase price of one hundred dollars ($100), which shall be payable on the Initial Closing Date in immediately available funds.
Closings.  The Initial Shares, the Initial Warrants and
Conditional Warrant to be purchased by Purchaser hereunder, in definitive form, and in such denominations as Purchaser or its representative, if any, may request upon at least twenty-four hours' prior notice to the Company, shall be delivered by or on behalf of the Company for the account of
Purchaser, against payment by the Purchaser of the aggregate purchase price of two million five hundred thousand one hundred dollars ($2,500,100)
therefor by wire transfer to an account of the Company, all at the offices of
Pryor Cashman Sherman & Flynn LLP, 410 Park Avenue, New York, New York
10022, by 5:00 PM, New York time on the date hereof, or at such other time and date as Purchaser or their representative, if any, and the Company may agree upon in writing, such date being referred to herein as the "Initial
Closing Date."  The Closing dates for the purchase of the Additional Shares and the Additional Warrants are as set forth in the Conditional Warrant.
2.		REPRESENTATIONS AND WARRANTIES OF THE PURCHASER; ACCESS TO INFORMATION;
INDEPENDENT INVESTIGATION
The Purchaser represents and warrants to, and covenants and
agrees with, the Company as follows:

a. The Purchaser is (i) experienced in making investments of the kind described in this Agreement and the related documents, (ii) able, by reason of the business and financial experience of its management, to protect its own interests in connection with the transactions described in this Agreement and the related documents, and (iii) able to afford the entire loss of its investment in the Initial Shares, the Initial Warrants and the Conditional Warrant.
b. All subsequent offers and sales of the Initial Shares, the Initial Warrants and the Conditional Warrant, and, if the Conditional Warrant shall be exercised, the Additional Shares and the Additional Warrants and the Common Stock issuable upon conversion or exercise of, or in lieu of dividend payments on the Initial Shares and the Initial Warrants and, if the Conditional Warrant is exercised, the Additional Shares and the Additional Warrants, it shall have purchased, shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from such registration.
c. The Purchaser understands that the Initial Shares, the Initial
Warrants and the Conditional Warrant are being offered and sold to it in reliance upon exemptions from the registration requirements of the United States federal securities laws, and that the Company is relying upon the truth and accuracy of the Purchaser's representations and warranties, and the Purchaser's compliance with its agreements, each as set forth herein, in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Initial Shares, the Initial Warrants and the Conditional Warrant.
	d. The Purchaser: (A) has been provided with sufficient information with respect to the business of the Company and such documents relating to the Company as the Purchaser has requested and Purchaser has carefully reviewed the same including, without limitation, the Company's Form 10-KSB for the fiscal year ended December 31, 1998 filed with the Securities and Exchange Commission (the "Commission"), (B) has been provided with such additional information with respect to the Company and its business and financial condition as the Purchaser, or the Purchaser's agent or attorney, has requested, and (C) has had access to management of the Company and the opportunity to discuss the information provided by management of the Company and any questions that the Purchaser had with respect thereto have been answered to the full satisfaction of the Purchaser.
e.  The Purchaser has the requisite corporate power and authority to enter into this Agreement and the registration rights agreement, dated as of the date hereof, between the Company and the Purchaser (the "Registration Rights Agreement").
f. This Agreement and the Registration Rights Agreement and the
transactions contemplated hereby and thereby, have been duly and validly authorized by the Purchaser; and such agreements, when executed and delivered by each of the Purchaser and the Company will each be a valid and binding agreement of the Purchaser, enforceable in accordance with their respective terms, except to the extent that enforcement of each such agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.
3.	REPRESENTATIONS OF THE COMPANY

The Company represents and warrants to the Purchaser that:

a.	Organization.  The Company is a corporation duly organized,
validly existing and in good standing under the laws of the State of Nevada. Each of the Company's subsidiaries, if any, is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction. Each of the Company and its subsidiaries, if any, is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the Company and its subsidiaries taken as a whole. Schedule 3(a) lists all subsidiaries of the Company and, except as noted therein, all of the outstanding capital stock of all such subsidiaries is owned of record and beneficially by the Company.
b.	Capitalization.  On the date hereof, the authorized capital of the Company consists of 50,000,000 shares of Common Stock, par value  $.001 per share, of which 36,115,666 shares are issued and outstanding; and 10,000,000 shares of Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding. Schedule 3(b) sets forth all of the options, warrants and convertible securities of the Company, and any other rights to acquire securities of the Company (collectively, the "Derivative Securities") which are outstanding on the date hereof, including in each case
(i) the name and class of such Derivative Securities, (ii) the issue date of such Derivative Securities, (iii) the number of shares of Common Stock of the Company into which such Derivative Securities are convertible as of the date hereof, (iv) the conversion or exercise price or prices of such Derivative Securities as of the date hereof, (v) the expiration date of any conversion or exercise rights held by the owners of such Derivative Securities and (vi) any registration rights associated with such Derivative Securities or outstanding Common Stock.
c.	Concerning the Common Stock and the Warrants.  The Initial
Shares, the Initial Warrants, and if the Conditional Warrant shall be exercised, the Additional Shares and the Additional Warrants and Common Stock issuable upon (i) conversion of, or in lieu of dividend payments on, the Initial Shares, and upon exercise of the Initial Warrants, and (ii) if the Conditional Warrant is exercised, conversion of, or in lieu of dividend payments on, the Additional Shares, and upon exercise of the Additional Warrants when issued, shall be duly and validly issued, fully paid and non-assessable, will not be subject to preemptive rights and will not subject the holder thereof to personal liability by reason of being such a holder. There are currently no preemptive rights of any stockholder of the Company, as such, to acquire the Initial Shares, the Initial Warrants or the Conditional Warrant, or the Common Stock issuable to the Purchaser pursuant to the terms of the Initial Shares, the Initial Warrants, and, if the Conditional Warrant
is exercised, the Additional Shares and the Additional Warrant.
d.	Reporting Company Status.  The Common Stock is registered under
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has duly filed all materials and documents required to be filed within the last twelve months pursuant to all reporting obligations under either Section 13(a) or 15(d) of the Exchange Act, if any, prior to the offer and sale of the Units. The Common Stock is listed and traded on the
OTC Bulletin Board, and the Company is not aware of any pending or contemplated action or proceeding of any kind to suspend the trading of the Common Stock.
e.	Authorized Shares.  The Company has available a sufficient number of authorized and unissued shares of Common Stock as may be necessary to effect (i) the conversion of the Initial Shares and the exercise of the
Initial Warrants, and (ii) if the Conditional Warrant is exercised, the conversion of the Additional Shares and the exercise of the Additional Warrants. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of shares of Common Stock upon the
(i) conversion of the Initial Shares and the exercise of the Initial
Warrants, and (ii) if the Conditional Warrant is exercised, the conversion of the Additional Shares and the exercise of the Additional Warrants. The
Company further acknowledges that its obligation to issue shares of Common Stock upon (i) conversion of the Initial Shares and upon exercise of the Initial Warrants, and (ii) if the Conditional Warrant is exercised, the conversion of the Additional Shares and the exercise of the Additional
Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C.
 101 et seq. (the "Bankruptcy Code").
f.	Legality.  The Company has the requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement, and to issue and deliver the Initial Shares, the Initial Warrants, the Conditional Warrant and the Common Stock issuable upon conversion of, or in lieu of dividend payments on, (i) the Initial Shares and the exercise of the Initial Warrants, and (ii) if the Conditional Warrant is exercised, the conversion of the Additional Shares and the Additional Warrants.
g.	Transaction Agreements.  This Agreement, the Registration Rights
Agreement, the Certificate of Designations, the Conditional Warrant and the Stock Purchase Warrants (collectively, the "Primary Documents"), and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and this Agreement is, and the other Primary Documents, when executed and delivered by the Company, will each be, a valid and binding agreement of the Company, enforceable in accordance with their respective terms, except to the extent that enforcement of each of the
Primary Documents may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.
h.	Non-contravention.  The execution and delivery of this Agreement and each of the other Primary Documents, and the consummation by the Company of the transactions contemplated by this Agreement and each of the other Primary Documents, does not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or By-laws of the Company, or any material indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which they or any of their properties or assets are bound, or any existing applicable law, rule, or regulation or any applicable decree, judgment or order of any court or United States or foreign federal or state regulatory body, administrative agency, or any other governmental body having jurisdiction over the Company, its subsidiaries, or any of their properties or assets, other than those which have been waived or satisfied on or prior to the
Initial Closing Date. Neither the filing of the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement nor the offering or sale of the Initial Shares, the Initial
Warrants or the Conditional Warrant as contemplated by this Agreement and if the Conditional Warrant is exercised, the Additional Warrants and Additional Shares, and the shares of Common Stock into which all such securities may be converted or exercised, as applicable, gives rise to any rights, other than those which have been waived or satisfied on or prior to the Initial Closing Date, for or relating to the registration of any shares of the Common Stock.
i.	Approvals.  No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the entry into or the performance of this
Agreement and the other Primary Documents.
j.	SEC Filings. None of the reports or documents filed by the
Company with the Commission (the "SEC Documents") contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.
k.	Stabilization.  Neither the Company, nor any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock.
l.	Absence of Certain Changes.  Except as disclosed in the Company's
SEC Documents, since December 31, 1998, there has been no material adverse change nor any material adverse development in the business, properties, operations, financial condition, prospects, outstanding securities or results of operations of the Company.
m.	Full Disclosure.  There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Purchaser (i) that could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise) or the earnings, business affairs, properties or assets of the Company or (ii) that could reasonably be expected to materially and adversely affect the ability of the Company to perform the obligations set forth in the Primary Documents. The representations and warranties of the Company set forth in this Agreement (and the schedules thereto) do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.
n.	Title to Properties; Liens and Encumbrances.  The Company has
good and marketable title to all of its material properties and assets, both real and personal, and has good title to all its leasehold interests, in each case subject only to mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges created in the ordinary course of business.
o.	Patents and Other Proprietary Rights.  The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for the conduct of its business as now conducted and as proposed to be conducted, and such business does not and would not conflict with or constitute an infringement on the rights of others.
p.	Permits.  The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now conducted, the lack of which would materially and adversely affect the business or financial condition of the Company.  The Company is not in default in any respect under any of such franchises, permits, licenses or similar authority.
q.	Absence of Litigation.  Except as disclosed in the Company's SEC
Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, in which an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, or the transactions contemplated by the Primary Documents, or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Primary Documents.
r.	No Default. Each of the Company and its subsidiaries is not in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound.
s.	Transactions with Affiliates. Except as disclosed in the
Company's public filings with the Commission, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or affiliates that, had they existed on August 31, 1998, would have been required to be disclosed in the Company's 1998 Annual Report to stockholders.
t.	Employment Matters.  The Company is in compliance in all respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
u.	Insurance.  The Company maintains property and casualty, general liability, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims experience. The
Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy covering the Company or any of its Subsidiaries presently in force.
v.	Taxes. All applicable tax returns required to be filed by the
Company and each of its subsidiaries have been prepared and filed in compliance with all applicable laws, or if not yet filed have been granted extensions of the filing dates which extensions have not expired, and all taxes, assessments, fees and other governmental charges upon the Company, its subsidiaries, or upon any of their respective properties, income or franchises, shown in such returns and on assessments received by the Company or its subsidiaries to be due and payable have been paid, or adequate reserves therefor have been set up if any of such taxes are being contested in good faith; or if any of such tax returns have not been filed or if any such taxes have not been paid or so reserved for, the failure to so file or to pay would not in the aggregate have a material adverse effect on the business or financial condition of the Company and its subsidiaries, taken as a whole.
w.	Foreign Corrupt Practices Act. Neither the Company nor any of its
directors, officers or other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to any political activity; (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person.
x.	Internal Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
y.	Investment Company Act.  The Company is not conducting, and will not conduct, its business in a manner which would cause it to become, an "investment company," as defined in Section 3(a) of the Investment Company
Act of 1940, as amended.
z.	Agent Fees. Other than 8% of the aggregate purchase price of the
Securities placed and a five year Warrant, with piggyback registration rights, and anti-dilution provisions, to purchase a number of shares of common stock equal to 8% of the amount placed divided by the five day average closing bid price prior to closing, exercisable at an exercise price equal to the five day average closing bid price prior to closing. payable to Dunwoody Brokerage Services, Inc. d/b/a Swartz Institutional Finance, the Company has not incurred any liability for any finder's or brokerage fees or agent's commissions in connection with the offer and sale of the transactions contemplated by this Agreement.
aa.	Private Offering.  Subject to the accuracy of the Purchaser's representations and warranties set forth in Section 2 hereof, (i) the offer, sale and issuance of the Initial Shares, the Initial Warrants and the Conditional Warrant, (ii) the issuance of Common Stock in lieu of dividend payments on the Initial Shares, and if the Conditional Warrant is exercised, the Additional Warrants, (iii) if the Conditional Warrant is exercised, the issuance of the Additional Shares and the Additional Warrants, and (iv) the conversion and/or exercise of such securities into shares of Common Stock, each as contemplated by the Primary Documents are exempt from the registration requirements of the Securities Act. The Company agrees that neither the Company nor anyone acting on its behalf will offer any of the Preferred Stock, the Stock Purchase Warrants or the Conditional Warrant, or
any similar securities for issuance or sale, or solicit any offer to acquire any of the same from anyone so as to render the issuance and sale of such securities subject to the registration requirements of the Securities Act.
The Company has not offered or sold the Preferred Stock, the Stock Purchase Warrants or the Conditional Warrant by any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the
Securities Act.
	bb.	Year 2000 Processing.  The computer systems used by the Company and its subsidiaries (the "Systems"), both hardware and software, are in good working order. The Company has taken steps that are reasonable to ensure that the occurrence of the year 2000 will not materially and adversely affect the Systems of the Company, its subsidiaries, or their business, and no material expenditures in excess of currently budgeted items will be required in order to cause such Systems to operate properly following the change of the year 1999 to 2000. The Company and its subsidiaries have resolved or are in the process of resolving any issues discovered as a result of year 2000 inquires or compliance testing or otherwise known to the Company, and the Company is not aware of any fact that would lead one reasonably to conclude that the Company will be unable to resolve any of such issues prior to
December 31, 1999.
cc.	Environmental Matters.  Neither the Company and its subsidiaries, nor any predecessor in interest nor, to the Company's knowledge, after due inquiry, any other person has ever caused or permitted any Hazardous Material (as defined below) to be released, treated or disposed of on, at, under or within any real property owned, leased or operated by the Company and its subsidiaries or any predecessor in interest, and no such real property has ever been used (either by the Company and its subsidiaries, any predecessor in interest or, to the Company's knowledge, after due inquiry, by any other person) as a treatment, storage or disposal site for any Hazardous Material. The Company has no liabilities with respect to Hazardous Materials, and to the knowledge of the Company, after due inquiry, no facts or circumstances exist which could give rise to liabilities with respect to Hazardous
Materials, which could have any reasonable likelihood of having a material adverse effect on the Company. For purposes of this Agreement "Hazardous Materials" shall mean (a) any pollutants or contaminations, (b) any asbestos or insulation or other material composed of or containing asbestos and (c) any petroleum product and any hazardous, toxic or dangerous waste, substance or material defined as such in, or for purposes of, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or (d) any other applicable federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree concerning the protection of human health or the environment or otherwise regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

dd.	Intellectual Property. Except as set forth in the SEC Documents, to the best of the Company's knowledge, each of the Company and its subsidiaries owns or possesses adequate rights to use all material patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are described in the SEC Documents;
except as set forth in the SEC Documents, the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations, business of the Company and its subsidiaries, taken as a whole, as presently conducted;
and, except as set forth in the SEC Documents, the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with the asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations, or business of the Company and its subsidiaries, taken as a whole, as presently conducted.
4.	CERTAIN COVENANTS AND ACKNOWLEDGMENTS
a.	Transfer Restrictions.  The Purchaser acknowledges that, except as provided in the Registration Rights Agreement, (1) neither (i) the Initial
Shares, the Initial Warrants, the Conditional Warrant or the Common Stock
issuable upon conversion of, or in lieu of dividend payments on, the Initial
Shares or upon exercise of the Initial Warrants, nor (ii) if the Conditional
Warrant is exercised, the Additional Shares, the Additional Warrants or the
Common Stock issuable upon conversion of, or in lieu of dividend payments on, the Additional Shares or upon exercise of the Additional Warrants, have been, or are being, registered under the Securities Act, and such securities may not be transferred unless (A) subsequently registered thereunder or (B) they are transferred pursuant to an exemption from such registration; and (2) any sale of (i) the Initial Shares, the Initial Warrants, the Conditional Warrant
or the Common Stock issuable upon conversion or exchange thereof
(collectively, the "Initial Securities") or (ii) if the Conditional Warrant
is exercised, the Additional Shares, the Additional Warrants or the Common
Stock issuable upon conversion or exchange thereof, (the "Additional
Securities" and, collectively with the Initial Securities, the "Securities")
made in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms of said Rule.  The provisions of Section 4(a) and
4(b) hereof, together with the rights of the Purchaser under this Agreement and the other Primary Documents, shall be binding upon any subsequent transferee of the Preferred Stock and the Stock Purchase Warrants.
b.	Restrictive Legend.  The Purchaser acknowledges and agrees that, until such time as the Securities shall have been registered under the
Securities Act or the Purchaser demonstrates to the reasonable satisfaction of the Company and its counsel that such registration shall no longer be required, such Securities may be subject to a stop-transfer order placed against the transfer of such Securities, and such Securities shall bear a restrictive legend in substantially the following form:
THESE SECURITIES (INCLUDING ANY UNDERLYING
SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE
SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR
OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE
REGISTRATION STATEMENT AS TO THE SECURITIES UNDER
SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE
REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH
REGISTRATION SHALL NO LONGER BE REQUIRED.
c.	Filings. The Company undertakes and agrees that it will make all required filings in connection with the sale of the Securities to the
Purchaser as required by United States laws and regulations, or by any domestic securities exchange or trading market, and if applicable, the filing of a notice on Form D (at such time and in such manner as required by the
Rules and Regulations of the Commission), and to provide copies thereof to the Purchaser promptly after such filing or filings.
	d.	NASDAQ Listing.  Within seventy-five (75) days of the date hereof, the Company undertakes and agrees that it will file an application with the
NASDAQ market to list the Company's Common Stock (including, but not limited to, all of the shares of Common Stock issuable upon conversion of, or in lieu of dividend payments on, the Initial Shares and the Additional Shares and
upon exercise of the Initial Warrants and the Additional Warrants) on the
NASDAQ SmallCap Market.  The Company further agrees and covenants that, once the Company's Common Stock becomes listed on the NASDAQ SmallCap Market it will not seek to have the trading of its Common Stock through the NASDAQ
SmallCap Market suspended or terminated, will use its best efforts to maintain its eligibility for trading on the NASDAQ Small-Cap Market
(including, the filing of a listing application with NASDAQ to list all of the shares of Common Stock issuable upon conversion of, or in lieu of dividend payments on, the Initial Shares and upon the exercise of the Initial
Warrants, and if the Conditional Warrant is exercised, upon conversion of, or in lieu of dividend payments on, the Additional Shares and upon exercise of the Additional Warrants and, if such trading of its Common Stock is suspended or terminated, will use its best efforts to requalify its Common Stock or otherwise cause such trading to resume. The Company shall promptly provide to the Purchaser copies of any notices it receives from the Nasdaq SmallCap
Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(d).
	e.	Reporting Status.  So long as the Purchaser beneficially owns any of the Securities or any shares of Common Stock issuable upon conversion thereof
(collectively with the Securities, the "Collective Securities"), the Company
shall timely file all reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act and shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.
	f	State Securities Filings.  The Company shall from time to time promptly take such action as the Purchaser or any of its representatives, if applicable, may reasonably request to qualify the Collective Securities for offering and sale under the securities laws (other than United States federal securities laws) of the jurisdictions in the United States as shall be so identified to the Company, and to comply with such laws so as to permit the continuance of sales therein, provided that in connection therewith, the
Company shall not be required to qualify as a foreign corporation or to file a general consent to the service of process in any jurisdiction.
	g.	Use of Proceeds.  The Company will use all of the net proceeds from the issuance of the Collective Securities for working capital and the acquisition of DSL lines and shall not use the proceeds to repay any indebtedness of the Company.
h.	Reservation of Common Stock.  The Company will at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the conversion of the Initial Shares and the exercise of the Initial Warrants, if the Conditional Warrant is
exercised, for the conversion of the Additional Shares and the exercise of the Additional Warrants. The Company will use its best efforts at all times to maintain a number of shares of Common Stock so reserved for issuance that is no less than the sum of (i) one and one half (1.5) times the sum of (x)
maximum number of shares of Common Stock that could be issuable upon the conversion of the Initial Shares and (y) the maximum number that could be issuable upon conversion of the Additional Shares and (ii) the sum of the number of shares of Common Stock issuable upon exercise in full of the
Initial Warrants and the Additional Warrant, in each case without regard to whether the Conditional Warrant shall have been exercised.
i.	Sales of Additional Shares.  The Company shall not, directly or indirectly, without the prior written consent of the Purchaser, offer, sell, offer to sell, contract to sell or otherwise dispose of any shares of its capital stock or any security or other instrument convertible into or exchangeable for shares of Common Stock, in each case for a period of two-
hundred and seventy (270) days after the later of (A) the Initial Closing
Date, (B) any Conditional Closing Date (as defined in the Conditional
Warrant) or (C) the date on which a registration statement relating to Common
Stock issuable upon conversion of any of the Initial Shares, the Initial
Warrants, the Additional Shares, or the Additional Warrants is declared effective (the "Effective Date") by the Securities and Exchange Commission
(the "Lock-Up Period"), except that notwithstanding the foregoing (i) the
Company may issue securities for the aggregate consideration of at least ten million dollars in connection with a bona fide, firm commitment, underwritten public offering under the Securities Act, and(ii) the Company may issue
Common Stock at any time pursuant to the exercise of a Warrant to Purchase
490,000 Shares of Common Stock (the "Swartz Commitment Warrant") issued to
Swartz Private Equity, LLC ("Swartz") and (iii) the Company may issue securities (other than those referred to in clause (ii) above) pursuant to an
Investment Agreement, between the Company and Swartz dated October 25, 1999 and associated documents (including a Registration Rights Agreement referred to herein as the "Equity Line Agreement", anytime after, but no sooner than the date (the "Equity Line Free Exercise Date") which is the earlier of (x)
the date which is the latter of (a) date that is one hundred twenty (120)
days after the Effective Date, provided, however, that such date shall be extended by the number of days after the Effective Date when the Purchaser is not permitted to utilize the prospectus or otherwise to resell Securities, or
(b) the date which is one hundred twenty (120) days after the date, if any, of closing of any additional sale of shares of Series A Preferred Stock to the Purchaser pursuant to the exercise of the Conditional Warrant (a
"Conditional Warrant Closing"), provided, however, that such date shall be extended by the number of days after the Effective Date when the Purchaser is not permitted to utilize the prospectus or otherwise to resell Securities; or
(y) the date that the Purchaser holds less than thirty percent (30%) of the aggregate number of shares of Series A Preferred Stock purchased from the
Company.  In addition, the Company agrees that it will not cause any shares of its capital stock or that were issued in connection with any financing, acquisition or other transaction that occurred prior to the date of this
Agreement to be covered by a registration statement that is to be filed or declared effective by the Commission until the earlier to occur of (A) the expiration of the Lock-Up Period or (B) the date that the registration statement filed by the Company pursuant to its obligations under the
Registration Rights Agreement has been effective under the Securities Act for a period of at least two-hundred and seventy (270) days, during which two hundred seventy (270) day period the Company shall not have notified the
Purchaser that such registration statement or the prospectus included in such registration statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that, notwithstanding the above, the Company may file a registration statement as required under the Equity Line Agreement and the registration rights agreement attached thereto (the "Swartz
Registration Rights Agreement") anytime after, but no sooner than fifteen
(15) days after the Effective Date and may not have such registration statement declared effective prior to the Equity Line Free Exercise Date.
Notwithstanding anything herein to the contrary in this Agreement or the
Conditional Warrant, the Company may not issue and sell any Series A
Preferred Stock pursuant to an exercise of the Conditional Warrant anytime after the Company delivers an Advance Put Notice (as defined in the Equity
Line Agreement) to Swartz pursuant to the Equity Line Agreement.  The Company shall not deliver an Advance Put Notice to Swartz until the Equity Line Free
Exercise Date or any date thereafter.
	j.	Right of First Refusal.  Subject to Section 4(i), if during the eighteen (18) month period following the Lock-Up Period the Company shall desire to sell, offer to sell, contract to sell or otherwise dispose of any securities or any security or other instrument convertible into or exchangeable for shares of Common Stock (collectively, the "Offered
Securities") to a prospective investor (the "Prospective Investor"), the
Company shall notify (the "Offer Notice") the Purchaser in accordance with
Section 10 hereof of the terms (the "Third Party Terms") on which the Company proposes to sell, contract to sell or otherwise dispose of the Offered
Securities to the Prospective Investor.  If, within the five (5) day period following the Purchaser's receipt of the Offer Notice, the Purchaser delivers a written notice (the "Acceptance Notice") to the Company stating its desire to purchase all or any portion of the Offered Securities on the Third Party
Terms, the Company shall be required to sell the Offered Securities (or any portion thereof so desired by the Purchaser) to the Purchaser at the price and on the terms set forth in the Offer Notice and the Company shall not be permitted to sell such Offered Securities to the Prospective Investor.  If the Purchaser does not deliver an Acceptance Notice to the Company in such five (5) day period, then for a period of sixty (60) days following the date of the Offer Notice the Company may sell the Offered Securities to the
Prospective Investor on the terms set forth in the Offer Notice.
Notwithstanding the terms of this Section 4(j), in the event that the Company provides the Purchaser with twenty (20) days prior written notice of its intent to sell or issue capital stock of the Company or deliver an Advance
Put Notice, the Company shall not be required to deliver an Offer Notice, and the Purchaser shall have no rights of refusal with respect to any securities offered or sold by the Company pursuant to the terms of the Equity Line
Agreement.
	k.	Additional Registration Statements.  At any time during the period ending on the first date that follows a period of one hundred eighty (180)
consecutive days following the effectiveness of the Registration Statement
(as defined in the Registration Rights Agreement) during which there has been no Blackout Event (as defined in the Registration Rights Agreement) relating to such Registration Statement, the Company agrees that it will not neither file nor cause any registration statement (other than (i) the Registration
Statement, (ii) any Registration Statement pursuant to the Equity Line
Agreement (provided that the registration statement covering the Initial
Shares Securities has been effective for fifteen (15) days, provided, however, that such fifteen (15) day period shall be extended by the number of days after the effective date of such registration statement when the
Purchaser is not permitted to utilize the prospectus or otherwise to resell
Securities), or (iii) any Registration Statement on Form S-8 with respect to employee options (provided that such registration statement is for less than
350,000 shares of Common Stock) to be declared effective by the Commission.
	l.	Stockholder Approval.  If required in accordance with Nasdaq Rule
4310 or 4460, the Company agrees to use its best efforts (including obtaining any vote of its stockholders required by applicable law or Nasdaq rules) to authorize and approve the issuance of the Common Stock issuable upon conversion of the Initial Shares, the Additional Shares and upon exercise of the Initial Warrants and the Additional Warrants, to the extent that such conversion or issuance results in the issuance of 20% or more of the
Company's outstanding Common Stock; provided, however, that the failure to obtain any such stockholder approval shall not limit any of Purchaser's rights hereunder or pursuant to any Primary Document.
	m.	Ownership.  At no time shall the Purchaser (including its officers, directors and affiliates) maintain in the aggregate beneficial ownership (as defined for purposes of Section 16 of the Securities Exchange Act of 1934, as
amended) of shares of Common Stock in excess of 9.9% of the Company's outstanding Common Stock unless the Purchaser gives the Company at least sixty-one (61) days notice that it intends to increase its ownership percentage.
	n.	Return of Certificates on Conversion and Stock Purchase Warrants on
Exercise.  (i)  Upon any conversion by Purchaser of less than all of  the
Shares of Preferred Stock pursuant to the terms of the Certificate of
Designations, the Company shall issue and deliver to Purchaser within four
(4) days of the Series A Preferred Stock Conversion Date (as defined in the
Certificate of Designations), a new certificate or certificates for, as applicable, the total number of shares of Preferred Stock, in each case, which Purchaser has not yet elected to convert (with the number of and denomination of such new certificate(s) designated by Purchaser).
(ii)	Upon any partial exercise by Purchaser of Stock Purchase
Warrants, the Company shall issue and deliver to Purchaser within four (4)
days of the date on which such Stock Purchase Warrants are exercised, a new
Stock Purchase Warrant or Stock Purchase Warrants representing the number of adjusted Shares covered thereby, in accordance with the terms thereof.
	o.	Replacement Certificates and Stock Purchase Warrants.  (i)  The
certificate(s) representing the shares of Preferred Stock, held by Purchaser shall be exchangeable, at the option of Purchaser, at any time and from time to time at the office of Company, for certificates with different denominations representing, as applicable, an equal aggregate number of shares of Preferred Stock, as requested by Purchaser  upon surrendering the same.  No service charge will be made for such registration or transfer or exchange.
(ii)	The Stock Purchase Warrants will be exchangeable, at the
option of Purchaser, at any time and from time to time at the office of the
Company, for other Stock Purchase Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock as are purchasable under such Stock Purchase Warrants.
No service charge will be made for such transfer or exchange.
	p.	Dividends or Distributions; Purchases of Equity Securities.  So long as any portion of the Initial Shares, the Initial Warrants, the Conditional
Warrant, the Additional Shares, or the Additional Warrants remain outstanding, the Company agrees that it shall not (a) declare or pay any dividends or make any distributions to any holder or holders of Common Stock, or (b) purchase or otherwise acquire for value, directly or indirectly, any shares of Common Stock or equity security of the Company.
	q.	Bankruptcy Waiver.  In the event the Company becomes a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C.  362 in respect of (i) the conversion of the Initial Shares and the exercise of the Initial
Warrants, and (ii) if the Conditional Warrant is exercised, the conversion of the Additional Shares and the exercise of the Additional Warrants.  At the direction of Purchaser, the Company agrees, without cost or expense to the
Purchaser, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C.  362.
5.	TRANSFER AGENT INSTRUCTIONS
	a.	The Company warrants that no instruction, other than the
instructions referred to in this Section 5 and stop transfer instructions to give effect to Sections 4(a) and 4(b) hereof prior to the registration and sale under the Securities Act of the Common Stock issuable upon conversion of the Initial Shares, the Additional Shares or the shares of Common Stock issuable upon exercise of the Initial Warrants or the Additional Warrants, will be given by the Company to the transfer agent and that the shares of
Common Stock issuable upon (i) conversion of, or in lieu of dividend payments on, the Initial Shares or upon exercise of the Initial Warrants, (ii) if the
Conditional Warrant is exercised, the conversion of, or in lieu of dividend payments on the Additional Shares or upon exercise of the Additional
Warrants, shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration
Rights Agreement and applicable law.  Nothing in this Section shall affect in any way the Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Collective Securities.  If the
Purchaser provides the Company with an opinion of counsel that registration of a resale by the Purchaser of any of the Collective Securities in
accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the Securities Act, the Company shall permit the transfer of the Collective Securities and, in the case of the Common Stock, promptly instruct the Company's transfer agent to issue one or more certificates for
Common Stock without legend in such names and in such denominations as specified by the Purchaser.
	b.	Purchaser shall exercise its right to (i) convert the Initial Shares or to exercise the Initial Warrants or (ii) if the Conditional Warrant is
exercised, to convert the Additional Shares or to exercise the Additional
Warrants, by faxing an executed and completed Notice of Conversion or Form of
Election to Purchase, as applicable, to the Company, and delivering within four (4) business days thereafter, the original Notice of Conversion (and the related certificates representing the shares of Preferred Stock, as applicable) or Form of Election to Purchase (and the related original Stock
Purchase Warrants) to the Company by hand delivery or by express courier, duly endorsed.  Each date on which a Notice of Conversion or Form of Election to Purchase is faxed in accordance with the provisions hereof shall be deemed a "Conversion Date."  The Company will transmit the certificates representing the Common Stock issuable upon conversion of any shares of Preferred Stock or upon exercise of any Stock Purchase Warrants (together with the shares of
Preferred Stock not so converted or the Stock Purchase Warrants not so exercised) to the Purchaser via express courier as soon as practicable, but in all events no later than four (4) business days after the Conversion Date relating to shares of Preferred Stock or Stock Purchase Warrants (each such delivery date, together with the Dividend Delivery Date referred to in paragraph c below, is referred to herein as a "Delivery Date").  For purposes of this Agreement, any conversion of the Initial Shares, the Additional
Shares or the exercise of the Initial Warrants or the Additional Warrants shall be deemed to have been made immediately prior to the close of business on the Conversion Date.
	c.	The Company will transmit the certificates representing the Common
Stock issuable in lieu of dividends payable on any shares of Preferred Stock to the Purchaser via express courier as soon as practicable, but in all events no later than four (4) business days after the dividend payment date applicable to which such Common Stock is delivered (the "Dividend Delivery
Date").
	d.	In lieu of delivering physical certificates representing the Common
Stock issuable upon the conversion of, or in lieu of dividends on, the
Initial Shares, the Additional Shares or upon the exercise of the Initial
Warrants or the Additional Warrants, provided the Company's transfer agent is participating in the Depositary Trust Company ("DTC") Fast Automated
Securities Transfer program, on the written request of the Purchaser, who shall have previously instructed the Purchaser's prime broker to confirm such request to the Company's transfer agent, the Company shall cause its transfer agent to electronically transmit such Common Stock to the Purchaser by crediting the account of the Purchaser's prime broker with DTC through its
Deposit Withdrawal Agent Commission ("DWAC") system no later than the applicable Delivery Date.
	e.	The Company understands that a delay in the issuance of Common Stock beyond the applicable Delivery Date could result in an economic loss to the
Purchaser.  As compensation to the Purchaser for such loss, the Company agrees to pay to the Purchaser for late issuance of Common Stock upon conversion of, or in lieu of dividend payments on, the Initial Shares or the
Additional Shares or upon exercise of the Initial Warrants or the Additional
Warrants, the sum of five thousand dollars ($5,000) per day for each (i) one hundred thousand dollars ($100,000) of aggregate Stated Value (as defined in the Certificate of Designations) amount of Initial Shares or Additional
Shares that are being converted, or (ii) twenty-five thousand (25,000) shares of Common Stock purchased upon the exercise of Initial Warrants or Additional
Warrants.  The Company shall pay any payments that are payable to the
Purchaser pursuant to this Section 5 in immediately available funds upon demand.  Nothing herein shall limit the Purchaser's right to pursue actual damages for the Company's failure to so issue and deliver Common Stock to the
Purchaser.  Furthermore, in addition to any other remedies which may be available to the Purchaser, in the event that the Company fails for any reason to effect delivery of such Common Stock within five (5) business days after the relevant Delivery Date, the Purchaser will be entitled to revoke the relevant Notice of Conversion or Form of Election to Purchase by
delivering a notice to such effect to the Company, whereupon the Company and the Purchaser shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion or Form of
Election to Purchase.  For purposes of this Section 5, "business day" shall mean any day in which the financial markets of New York are officially open for the conduct of business therein.
6.	CONDITIONS TO THE COMPANY'S OBLIGATION TO ISSUE THE INITIAL SHARES, THE
INITIAL WARRANTS AND THE CONDITIONAL WARRANT
The Purchaser understands that the Company's obligation to issue the Initial Shares, the Initial Warrants and the Conditional Warrant on the
Initial Closing Date to the Purchaser pursuant to this Agreement is conditioned upon:

	a.	The accuracy on the Initial Closing Date of the representations and warranties of the Purchaser contained in this Agreement as if made on the
Initial Closing Date and the performance by the Purchaser on or before the
Initial Closing Date of all covenants and agreements of the Purchaser required to be performed on or before the Initial Closing Date.
	b.	The absence or inapplicability of any and all laws, rules or regulations prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.
7.		CONDITIONS TO THE PURCHASER'S OBLIGATION TO PURCHASE THE INITIAL
SHARES, THE INITIAL WARRANTS AND THE CONDITIONAL WARRANT
The Company understands that the Purchaser's obligation to
purchase the Initial Shares, the Initial Warrants and the Conditional Warrant
on the Initial Closing Date is conditioned upon:

	a.	The Certificate of Designations shall have been filed with the
Secretary of State of the State of Nevada, and a copy thereof certified by such Secretary of State shall have been delivered to the Purchaser.
	b.	The accuracy on the Initial Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the
Initial Closing Date, and the performance by the Company on or before the
Initial Closing Date of all covenants and agreements of the Company required to be performed on or before the Initial Closing Date.

	c.	On the Initial Closing Date, the Purchaser shall have received an opinion of counsel for the Company, dated the Initial Closing Date, in substantially the form as attached in Exhibit E.
	d.	The Company shall have executed and delivered to the Purchaser (i) a signed counterpart to the Registration Rights Agreement, (ii) the Initial
Shares, (iii) the Initial Warrants and (iv) the Conditional Warrant.
	e.	On the Initial Closing Date, the Purchaser shall have received a certificate executed by the President or the Chairman of the Company and by
the Chief Financial Officer of the Company, stating that all of the representations and warranties of the Company set forth in this Agreement are accurate as of the Initial Closing Date and that the Company has performed all of its covenants and agreements required to be performed under this
Agreement on or before the Initial Closing Date.
	f.	On the Initial Closing Date, the Purchaser shall have received from the Company such other certificates and documents as it or its representatives, if applicable, shall reasonably request, and all proceedings taken by the Company in connection with the Primary Documents contemplated by this Agreement and the other Primary Documents and all documents and papers relating to such Primary Documents shall be satisfactory to the Purchaser.
	g.	On or prior to the Initial Closing Date, there shall not have occurred any of the following: (i) a suspension or material limitation in the trading of securities generally on the New York Stock Exchange, NASDAQ or the
NASDAQ Bulletin Board; (ii) a general moratorium on commercial banking activities in New York declared by the applicable banking authorities;
(iii) the outbreak or escalation of hostilities involving the United States, or the declaration by the United States of a national emergency or war; or
(iv) a change in international, political, financial or economic conditions, if the effect of any such event, in the judgment of the Purchaser, makes it impracticable or inadvisable to proceed with the purchase of the Initial
Securities on the terms and in the manner contemplated in this Agreement and in the other Primary Documents.
	h.	The Company shall have delivered to the Purchaser reimbursement of the Purchaser's out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement (including fees and disbursements of the Purchaser's legal counsel).
	i.	On the Initial Closing Date, the Purchaser shall have received a six month lock-up agreement, dated the Initial Closing Date, from each of the officers and directors of the Company in substantially the form as attached in Exhibit F.
8.	EXPENSES
The Company covenants and agrees with the Purchaser that the
Company will pay or cause to be paid the following: (a) the fees, disbursements and expenses of the Purchaser and Purchaser's counsel in connection with the issuance of the Collective Securities payable on the
Initial Closing Date, (b) all expenses in connection with registration or qualification of the Collective Securities for offering and sale under state securities laws as provided in Section 4(f) hereof, and (c) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 8, including the fees and disbursements of the Company's counsel, accountants and other professional advisors, if any.  If the Company fails to satisfy its obligations or to satisfy any condition set forth in this Agreement, as a result of which the Collective Securities are not delivered to the Purchaser on the terms and conditions set forth herein, the Company shall reimburse the
Purchaser for any out-of-pocket expenses reasonably incurred in making preparations for the purchase, sale and delivery of the Collective Securities not so delivered.

9.	GOVERNING LAW; MISCELLANEOUS
This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to principles of conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement or any of the transactions contemplated hereby, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of this Agreement. This Agreement and each of the Primary Documents have been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto, including any transferees of the Initial Shares, the Initial Warrants, the Conditional Warrant, and, if the Conditional Warrant shall be exercised, the Additional Shares and the Additional Warrants. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

10.	NOTICES

Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation, postage prepaid by certified mail, return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

Company:			LMKI Inc.
				1720 East Garry, Suite #201
				Santa Ana, California  92705
				Attention:  William J. Kettle
				Phone:  (949) 475-4500
				Fax:  (949) 475-4518

with a copy to:

					Robert C. Weaver, Jr., Esq.
					721 Devon Court
					San Diego, California 92109
					Phone:  (858) 488-4433
Fax:  (848) 488-2555

Purchaser:			Mesora Investors LLC
c\o WEC Asset Management LLC
One World Trade Center, Suite #4563
New York, New York  10048
Attention:  Daniel J. Saks
Phone:  (212) 775-9299
Fax: (212) 775-9311
with a copy to:

Pryor Cashman Sherman & Flynn LLP
410 Park Avenue, 10th Floor
New York, New York  10022
Attention:  Mark Saks, Esq.
Phone:  (212) 326-0140
Fax:  (212) 326-0806
11.	SURVIVAL
The agreements, covenants representations and warranties of the Company and the Purchaser shall survive the execution and delivery of this Agreement and the delivery of the Securities hereunder.

12. INDEMNIFICATION

The Company agrees to indemnify the Purchaser and each officer, director, employee, agent, partner, stockholder, member and affiliate of the Purchaser (collectively, the "Indemnified Parties") for, and hold each Indemnified Party harmless from and against: (i) any and all damages, losses, claims and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all reasonable out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred in connection with any of the following: (a) any misrepresentation or any breach of any warranty made by the Company herein or in any of the other Primary Documents, (b) any breach or non-fulfillment of any covenant or agreement made by the Company herein or in any of the other Primary Documents and (c) any claim relating to or arising out of a violation of applicable federal or state securities laws by the Company in connection with the sale or issuance of the Initial Shares, Additional Shares, Initial Warrants, Additional Warrants or Conditional Warrant by the Company to the Purchaser (collectively, the "Indemnified Liabilities"). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.



[REMAINDER OF PAGE INTENTIONALLY BLANK, SIGNATURE PAGE FOLLOWS]


IN WITNESS WHEREOF, this Securities Purchase Agreement has been duly executed by each of the undersigned.


LMKI INC.

By:
Name:
Title:



MESORA INVESTORS LLC
By:  WEC Asset Management LLC, Manager

By:
Name:   Daniel J. Saks
Title:     Managing Director






EXHIBIT INDEX
EXHIBIT A
FORM OF CERTIFICATE OF DESIGNATIONS

EXHIBIT B

FORM OF STOCK PURCHASE WARRANT

EXHIBIT C

FORM OF CONDITIONAL WARRANT

EXHIBIT D


EXHIBIT E

EXHIBIT F


FORM OF REGISTRATION RIGHTS AGREEMENT

OPINION OF COUNSEL

FORM OF LOCK-UP AGREEMENT



SCHEDULE INDEX
SCHEDULE 3(a)					LIST OF SUBSIDIARIES

SCHEDULE 3(b)	CAPITALIZATION, DERIVATIVE
SECURITIES AND REGISTRATION RIGHTS



SCHEDULE 3(a)

LIST OF SUBSIDIARIES

Landmark Communications Inc., a Nevada corporation, doing business in California as Landmark Long Distance Inc.





SCHEDULE 3(b)

CAPITALIZATION, DERIVATIVE SECURITIES AND REGISTRATION RIGHTS

Authorized capital of:
1. 50,000,000 shares of Common Stock, par value $.001 per share, of which 36,115,666 shares are issued and outstanding; and
2. 10,000,000 shares of Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding.

Options Outstanding

Option granted on 12/28/97 for 4,000,000 common shares at $.01 per share to William Kettle, presently unexercised.

Option granted on 12/28/98 for 4,000,000 common shares at $.01 per share to William Kettle, partially assigned on September 6, 1999 as follows: option on 500,000 common shares to John Diehl and option on 500,000 common shares to Robert C. Weaver, Jr.

Warrants Outstanding

490,000 warrants granted on October 25, 1999 at $_______ (average closing bid price for the five business days prior to September 29, 1999) to Swartz Private Equity, LLC per Equity Line Investment agreement.

Swartz will also receive warrants equal to 10% of the shares put to them in the future.

In addition Swartz will earn an agent fee in warrants as specified in Section 3z of the Securities Purchase Agreement..

Registration rights pursuant to Equity Line Agreement with Swartz
Institutional Finance, LLC